AMENDMENT OF MASTER AGREEMENT FOR MARKETING,
OPERATIONAL AND COOPERATIVE SERVICES

Effective this 24th day of January, 2006, EQUIFAX CONSUMER SERVICES, INC., a Georgia corporation with a primary place of business at 1550 Peachtree Street, NW, Atlanta, GA 30309, INTERSECTIONS INC., a Delaware corporation with a primary place of business at 14901 Bogle Drive, Chantilly, VA 20151, and CREDITCOMM SERVICES LLC, a Delaware limited liability company with a primary place of business at 14901 Bogle Drive, Chantilly, VA 20151 enter into this Amendment (the “Amendment”) of the Master Agreement for Marketing, Operational and Cooperative Services among them dated November 27, 2001, as has been modified by the parties in writing by certain addenda prior to the date hereof (as amended prior to the date hereof, the “Agreement”). The parties hereby agree as follows:

1.      Section 21.1 of the Agreement shall be deleted and replaced in its entirety with the following:

Term. The term of this Agreement will begin as of the Effective Date and will expire seven (7) years from the Effective Date, unless sooner terminated as provided below. This Agreement will renew automatically for a single two-year term, unless either Party provides written notice to the other ten (10) months prior to expiration of the initial seven (7) year term described above.

The date on which this Agreement terminates in its entirety by expiration or otherwise shall be the ‘Termination Date’.”

2.      Section 21.4.4 shall be deleted and replaced in its entirety with the following:

Change of Control of Intersections. (A) By Equifax, upon twelve (12) months prior written notice to Intersections upon (i) the Sale of Intersections to an Equifax Competitor or (ii) receipt from Intersections of written notice of the intent to effect, or consummation of, a Sale of Intersections to an Equifax Competitor, provided such termination shall not be effective unless and until such Sale becomes effective; and (B) by Intersections, upon twelve (12) months prior written notice, if within thirty (30) days of written notice from Intersections under Section 21.4.4(A)(ii), Equifax does not in writing waive its right to terminate the Agreement under this Section 21.4.4.

3.      The following definitions shall be added to Exhibit A:

“Equifax Competitor” means Experian Information Solutions, Inc., Experian, Inc. (including FreeCreditReport.com, CreditExpert.com, and ConsumerInfo.com, Inc.), Trans Union, LLC (including TrueLink, Inc., freecreditreportsinstantly.com, and TrueCredit.com), Fair Isaac Corporation, Computer Sciences Corporation, Credit Xpert, Inc., Innovis Data Solutions, Inc., Trilegiant Corporation, First American CREDCO, and The Dunn & Bradstreet Corporation, and their Affiliates.

“Sale” means the sale of Intersections (whether by merger, consolidation, capitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions in which a Person acquires (i) securities representing at least a majority of the voting power of all securities of Intersections, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities or (ii) all or a substantial portion of Intersections’ assets on a consolidated basis.

“Affiliate” shall mean, with respect to any person or entity, (a) each person or entity that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the securities having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

4.      Except as set forth in paragraphs 1, 2 and 3 above, this Amendment does not amend or otherwise modify the Agreement, which remains in full force and effect.

5.     This Amendment may be executed by facsimile or electronically transmitted counterparts, each of which shall be deemed part of one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

EQUIFAX CONSUMER SERVICES, INC.

By: _______________________________

Name: _____________________________

Title: ____________________________

CREDITCOMM SERVICES LLC

By: _______________________________

Name: _____________________________

Title: ______________________________	INTERSECTIONS INC. By: _______________________________ Name: _____________________________ Title: ______________________________